  Exhibit 10.3

FIRST AMENDMENT AND WAIVER TO LOAN AND SECURITY AGREEMENT

THIS FIRST AMENDMENT TO LOAN AND SECURITY AGREEMENT (this “Amendment”), dated as of October 30, 2018 (the “First Amendment Effective Date”), is entered into by and among RUMBLEON, INC., a Nevada corporation (“Parent”), RMBL MISSOURI, LLC, a Delaware limited liability company (“RMBL Missouri”), RMBL TEXAS, LLC, a Delaware limited liability company (“RMBL Texas”), NEXTGENPRO, LLC, a Delaware limited liability company (“NextGen Pro”, and together with Parent, RMBL Missouri and RMBL Texas, the “Existing Borrowers”), RMBL TENNESSEE, LLC, a Delaware limited liability company (“RMBL Tennessee”), RMBL EXPRESS, LLC, a Delaware limited liability company (“RMBL Express”), WHOLESALE, LLC, a Tennessee limited liability company (“Wholesale”), and WHOLESALE EXPRESS, LLC, a Tennessee limited liability company (“Wholesale Express”, and together with RMBL Tennessee, RMBL Express and Wholesale, collectively, “New Borrowers”, and Existing Borrowers and New Borrowers, together with any Qualified Subsidiaries from time to time party hereto, collectively “Borrowers”, and each, a “Borrower”), the several banks and other financial institutions or entities from time to time party thereto as Lender, and HERCULES CAPITAL, INC., a Maryland corporation, in its capacity as administrative agent and collateral agent for Lender (in such capacity, together with its successors and assigns in such capacity, “Agent”).

A. Existing Borrowers, Lender and Agent are parties to a Loan and Security Agreement, dated as of April 30, 2018 (as amended, restated or modified from time to time, the “Loan Agreement”).

B. Each of the New Borrowers have entered into a Joinder Agreement as of the First Amendment Effective Date.

C. Existing Borrowers have requested consent to the consummation of the Wholesale Transaction, as described below.

D. Pursuant to Section 11.3(b) of the Loan Agreement, the parties desire to enter into this Amendment to modify the terms of the Loan Agreement as set forth in this Amendment, including, without limitation, to permit the consummation of the Wholesale Transaction, in each case, on the terms and subject to the conditions set forth in this Amendment.

SECTION 1 DEFINITIONS; INTERPRETATION.

(a) Terms Defined in Loan Agreement. All capitalized terms used in this Amendment (including in the recitals hereof) and not otherwise defined herein shall have the meanings assigned to them in the Loan Agreement.

(b) Rules of Construction. The rules of construction that appear in the last paragraph of Section 1.1 of the Loan Agreement shall be applicable to this Amendment and are incorporated herein by this reference.

SECTION 2 AMENDMENTS TO THE LOAN AGREEMENT.

(a) The Loan Agreement shall be amended as follows effective as of the date hereof:

(i) The following defined terms in Section 1.1 of the Loan Agreement are hereby amended and restated as set forth below, or, if applicable, are added to Section 1.1 of the Loan Agreement in appropriate alphabetical order:

“Amortization Date” means June 30, 2019, provided, that if the Interest-Only Extension Condition is met, the Amortization Date shall be extended to December 30, 2019.

“Budget” means a budget for Parent and its Subsidiaries, on a consolidated basis, acceptable to Agent, provided that in any event a budget reflecting Revenue, Adjusted EBITDA, if applicable, and Gross Profit, if applicable, of no less than the amounts set forth in the projections delivered to Agent as of the First Amendment Effective Date will be acceptable to Agent, provided further that, if a Borrower consummates a Permitted Acquisition and such Permitted Acquisition is reasonably likely to affect the projections previously delivered, as reasonably determined by Agent based on its review of the proposed transaction, at all times thereafter, a budget will be acceptable to Agent if reflecting Revenue, Adjusted EBITDA, if applicable, and Gross Profit, if applicable, of no less than the amounts set forth in the updated projections reasonably approved by Agent in connection with such transaction.

“First Amendment” means the First Amendment to this Agreement, dated as of October 30, 2018.

“First Amendment Effective Date” means October 30, 2018.

“Interest Only Extension Condition” means that prior to December 15, 2019, a Growth Capital Term Loan Advance in principal amount of $5,000,000 shall have been made pursuant to Tranche III.

“Inventory Financing Agreement” means that certain Inventory Financing and Security Agreement, by and among Inventory Financing Lenders and RMBL Missouri, dated February 16, 2018, as modified by that certain Addendum No. 1 dated as of June 29, 2018 and that certain Addendum No. 2 dated as of September 25, 2018, and as may be further modified or amended in compliance with the Inventory Financing Intercreditor Agreement and similar agreements entered into with any Inventory Financing Lender.

“Inventory Financing Lenders” means, with respect to the Inventory Financing Agreement, Ally Bank and Ally Financial Inc., collectively, and with respect to the Wholesale Inventory Financing, NextGear Capital, Inc., in each case, together with each of their assigns or successors in interest, and any additional or replacement lenders providing inventory financing to any Borrower other than Parent, provided that such lender shall be domiciled in the United States and shall be in the business of extending credit of such type in the ordinary course of business.

“Performance Milestone III” means Borrower Representative shall have provided evidence reasonably satisfactory to Agent that Parent, on a consolidated basis, shall have achieved: (i) Adjusted EBITDA for any consecutive six month period prior to December 15, 2019 of at least $5,000,000 for such period; and (ii) as of the date such evidence is provided, no Event of Default shall have occurred and be continuing.

“Permitted Inventory Financing Cash Collateral” means cash collateral required to be provided pursuant to any Inventory Financing Agreement, provided that (a) with respect to a Qualified Inventory Financing, (i) the aggregate amount of such cash collateral shall not in any event exceed the greater of (A) $250,000 and (B) 10.0% of the approved credit line pursuant to such Qualified Inventory Financing, (b) with respect to a Wholesale Inventory Financing, $7,000,000, and (c) at any time, no additional cash collateral shall be provided if doing so would result in an Event of Default or could reasonably be expected to result in an Event of Default.

“Qualified Cash” means the aggregate balance maintained in all Borrowers’ Deposit Accounts and accounts in which Investment Property of Borrowers is maintained, in each case, that are subject to an Account Control Agreement in favor of Agent and pursuant to which Agent has a first lien perfected security interest, and, for the avoidance of doubt, excluding any Permitted Inventory Financing Cash Collateral.

“Term Loan Maturity Date” means, with respect to Tranche I, May 1, 2021, and with respect to Tranche II, Tranche III and Tranche IV, October 1, 2021.

“Tranche” means any of Tranche I, Tranche II, Tranche III or Tranche IV.

“Wholesale Express Acquisition” means the acquisition of all of the issued and outstanding membership interests of Wholesale Express, LLC, a Tennessee limited liability company, by Parent, pursuant to that certain Membership Interest Purchase Agreement, dated as of October 26, 2018 (the “Wholesale Express Purchase Agreement”, and together with all schedules, exhibits and annexes thereto, all side letters and material ancillary agreements entered into in connection therewith, the “Wholesale Express Purchase Documents”).

“Wholesale Inventory Financing” means Indebtedness owing to Inventory Financing Lenders pursuant to the Wholesale Inventory Financing Documents, provided that (i) no Borrower other than Wholesale shall be a borrower pursuant thereto, (ii) no Borrower other than Parent and RMBL Tennessee shall be a guarantor with respect thereto, (iii) the obligations pursuant to such facility shall not be secured by any Lien other than a Lien on property of Wholesale, (iv) the Wholesale Inventory Financing Documents shall not prohibit (A) the Indebtedness incurred or Liens granted pursuant to this Agreement (including with respect to Wholesale) or (B) the payment of any amounts when due pursuant to this Agreement (including by Wholesale), (v) the Wholesale Inventory Financing Intercreditor Agreement shall be in full force and effect, (vi) the aggregate amount of Indebtedness outstanding thereunder shall not exceed $75,000,000 at any time, (vii) the advance rates shall not deviate materially from the advance rate structure pursuant to the inventory financing arrangements provided by NextGear Capital, Inc. as in effect on the First Amendment Effective Date, and (viii) the interest rate and applicable fees shall not be higher and the cash collateral or deposit required shall not be a higher percentage of the approved credit limit, in each case, relative to the inventory financing arrangements provided by NextGear Capital, Inc. as in effect on the First Amendment Effective Date.

“Wholesale Inventory Financing Intercreditor Agreement” means an intercreditor agreement, to be entered into subsequent to the First Amendment Effective Date in accordance with Appendix II (Item 4) of the First Amendment, by and among NextGear Capital, Inc. and Agent, in form and substance satisfactory to Agent in Agent’s reasonable discretion, as amended, restated, supplemented or otherwise modified from time to time, or any similar agreement entered into by and among any Inventory Financing Lender and Agent, in form and substance satisfactory to Agent, in Agent’s reasonable discretion with respect to a Wholesale Inventory Financing as in effect from time to time.

“Wholesale Inventory Financing Documents” means (i) that certain Demand Promissory Note and Loan and Security Agreement, dated as of the First Amendment Effective Date, (ii) that certain Amendment to Demand Promissory Note and Loan and Security Agreement, dated as of the First Amendment Effective Date, (iii) that certain Corporate Guaranty, dated as of the First Amendment Effective Date by Parent and (iv) that certain Corporate Guaranty, dated as of the First Amendment Effective Date by RMBL Tennessee, in each case, as amended, restated, supplemented or otherwise modified from time to time, or any similar agreements entered into with respect to a replacement inventory financing facility provided by an Inventory Financing Lender, in each case, consistent with the defined term “Wholesale Inventory Financing” and any other restriction with respect thereto pursuant to this Agreement.

“Wholesale Merger” means the merger of Wholesale Holdings, Inc., a Tennessee corporation (“Wholesale Holdings”), into RMBL Tennessee, pursuant to that certain Agreement and Plan of Merger, dated as of October 26, 2018 (as amended by that certain Amendment to Merger Agreement, dated as of October 29, 2018, the “Wholesale Merger Agreement”, and together with all schedules, exhibits and annexes thereto, all side letters and material ancillary agreements entered into in connection therewith, the “Wholesale Merger Documents”), by and among the Parent, RMBL Tennessee, the shareholders of Wholesale Holdings, Wholesale, LLC, a wholly-owned subsidiary of Wholesale Holdings formerly known as Wholesale, Inc., Steven Brewster, a Tennessee resident, as the representative of the shareholders of Wholesale Holdings, and, for the limited purpose of Section 5.8 of the Wholesale Merger Agreement, Marshall Chesrown and Steven R. Berrard, pursuant to which Wholesale Holdings shall merge with and into RMBL Tennessee, with RMBL Tennessee as the surviving entity. Wholesale, LLC, a Tennessee limited liability company (f/k/a Wholesale, Inc., a Tennessee corporation) is a wholly-owned direct subsidiary of RMBL Tennessee and an indirect Subsidiary of Parent.

“Wholesale Transaction” means, collectively the Wholesale Merger and the Wholesale Express Acquisition.

“Wholesale Transaction Documents” means, collectively the Wholesale Merger Documents and the Wholesale Express Purchase Documents.

(ii) The specified clauses of the defined term “Permitted Indebtedness” set forth in Section 1.1 of the Agreement are amended and restated as set forth below:

(b)           Indebtedness of up to $1,000,000 outstanding at any time secured by a Lien described in clause (f) of the defined term “Permitted Liens”, provided in the case of acquired Equipment such Indebtedness does not exceed the cost of the Equipment financed with such Indebtedness;

(f)           reimbursement obligations in connection with letters of credit that are secured by Cash and issued on behalf of a Borrower or a Subsidiary in an amount not to exceed $500,000 at any time outstanding, and reimbursement obligations in connection with letters of credit serving as a lease deposit;

(h)           (i) Indebtedness pursuant to a Qualified Inventory Financing, and (ii) Indebtedness of Wholesale, as a borrower, pursuant to the Wholesale Inventory Financing, and any unsecured guaranty obligations of Parent and RMBL Tennessee with respect to the Wholesale Inventory Financing;

(i)           Indebtedness of any Person whose assets or Equity Interests are acquired by a Borrower or any of its Subsidiaries in a Permitted Acquisition provided, that the aggregate amount of such Indebtedness outstanding at any time does not exceed $250,000 and was not incurred in connection with, or in contemplation of, such Permitted Acquisition;

(l)           other Indebtedness, including Indebtedness covered by, but in excess of the amounts permitted under clauses (b), (f) and (i) above, at any time outstanding in an amount not to exceed $2,000,000, (which amount shall be reduced by the aggregate amount of Indebtedness described in clauses (b), (f) and (i) above, in each case up to the amount permitted thereunder, that is outstanding as of the date of determination).

(iii) The specified clauses of the defined term “Permitted Investments” set forth in Section 1.1 of the Agreement are amended and restated as set forth below:

(b)           (i) all repurchases of stock from former employees, directors, or consultants of Borrower under the terms of applicable repurchase agreements at the original issuance price of such securities in an aggregate amount not to exceed $100,000 in any fiscal year, provided that no Event of Default has occurred and is continuing or could exist after giving effect to the repurchases, and (ii) all repurchases of stock from former employees, directors, officers or consultants pursuant to the Wholesale Transaction Documents;

(j)           joint ventures or strategic alliances in the ordinary course of Borrowers’ business consisting of the nonexclusive licensing of technology, the development of technology or the providing of technical support, provided that cash Investments (if any) by any Borrower do not exceed $750,000 in the aggregate in any fiscal year;

(l)           additional Investments, including Investments covered by, but in excess of the amounts permitted under, clauses (b)(i) and (j) above, that do not exceed $1,500,000 during the term of this Agreement (less the amount of Investments described in clauses (b)(i) and (j) above made, in each case, up to the amount permitted thereunder, from the Closing Date through the date of determination).

(iv) The specified clauses of the defined term “Permitted Liens” set forth in Section 1.1 of the Agreement are amended and restated as set forth below:

(m)           (i) Liens on Cash securing obligations permitted under clause (f) of the definition of Permitted Indebtedness and (ii) security deposits in connection with real property leases, the combination of (i) and (ii) in an aggregate amount not to exceed $500,000 at any time;

(o)           Liens securing Indebtedness pursuant to a Qualified Inventory Financing or a Wholesale Inventory Financing, provided that (i) such Liens are subject to the Inventory Financing Intercreditor Agreement or Wholesale Inventory Financing Intercreditor Agreement, as applicable, (ii) any cash collateral subject to a Lien in favor of Inventory Financing Lenders shall not exceed the amount of the Permitted Inventory Financing Cash Collateral, and (iii) with respect to the Wholesale Inventory Financing, such Liens are limited to the assets of Wholesale.

(v) The defined term “Permitted Transfers” set forth in Section 1.1 of the Agreement is amended by amending and restating clause (e) thereof as follows:

(e)           other transfers of assets having a fair market value of not more than $750,000 in the aggregate in any fiscal year.

(vi) The defined term “Qualified Inventory Financing” set forth in Section 1.1 of the Agreement is hereby amended and restated as follows:

“Qualified Inventory Financing” means Indebtedness owing to Inventory Financing Lenders pursuant to an Inventory Financing Agreement (excluding, for the avoidance of doubt, the Wholesale Inventory Financing), provided that (i) any Inventory Financing Lender shall have entered into and continue to be subject to the Inventory Financing Intercreditor Agreement with respect to any Inventory Financing Agreement to which it is a party, (ii) the aggregate amount of such Indebtedness at any time outstanding shall not exceed an amount equal (x) 85% of the aggregate book value of all Inventory of Borrowers, on consolidated basis less (y) the aggregate amount of cash collateral maintained by such Inventory Financing Lenders, (iii) the advance rates shall not deviate materially from the advance rate structure pursuant to the inventory financing arrangements as in effect on the First Amendment Effective Date, and (iv) the interest rate and applicable fees shall not be higher and the cash collateral or deposit required shall not be a higher percentage of the approved credit limit, in each case, relative to the inventory financing arrangements as in effect on the First Amendment Effective Date.

(vii) Section 1.1 of the Loan Agreement is hereby amended to delete each of the following defined terms:

“Performance Milestone I”

“Performance Milestone II”

(viii) Section 2.1(a) of the Loan Agreement is hereby amended and restated to read as follows:

(a)           Growth Capital Term Commitment. As of the Closing Date, Lender severally (and not jointly) has made a Growth Capital Term Loan Advance in principal amount of $5,000,000 (“Tranche I”). On the First Amendment Effective Date, Lender will severally (and not jointly) make, and Borrower Representative shall request, a Growth Capital Term Loan Advance in principal amount of $5,000,000 (“Tranche II”). During the period commencing upon Borrowers’ achievement of Performance Milestone III and ending December 15, 2019, Borrower Representative may request an additional Growth Capital Term Loan Advance in an amount of $5,000,000 (“Tranche III”). Upon Borrower Representative’s request and approval by Lender’s investment committee, in its sole discretion, Borrower Representative may request additional Growth Capital Term Loan Advances in an aggregate principal amount $5,000,000 (“Tranche IV”). The aggregate principal Growth Capital Term Loan Advances outstanding shall not exceed the Maximum Growth Capital Term Loan Amount.

(ix) Section 2.1(d) of the Loan Agreement is hereby amended and restated to read as follows:

(d)           Payment. Borrowers will pay interest on each Growth Capital Term Loan Advance on the first Business Day of each month, beginning the month after the Advance Date continuing until (but not including) the Amortization Date. Borrowers shall repay the aggregate principal balance of the Growth Capital Term Loan Advances under each Tranche that is outstanding on the day immediately preceding the Amortization Date, in equal monthly installments of principal and interest (mortgage style) beginning on the Amortization Date and continuing on the first Business Day of each month thereafter until the Secured Obligations (other than inchoate indemnity obligations) are repaid, provided that if the Term Loan Interest Rate is adjusted in accordance with its terms, or the Amortization Date is extended, the amount of each subsequent monthly installment shall be recalculated. If the Interest-Only Extension Condition is met after June 30, 2019, Borrowers may from the first Business Day of each month after the date the Interest-Only Extension Condition is met, make payments of interest only through the Amortization Date, as extended in accordance with its terms, provided that in no event shall any payment of principal and interest made prior to the date the Interest-Only Extension Condition was met be refunded. The entire principal balance of the Growth Capital Term Loan Advances pursuant to each Tranche and all accrued but unpaid interest hereunder, shall be due and payable on the applicable Term Loan Maturity Date. Borrowers shall make all payments under this Agreement without setoff, recoupment or deduction and regardless of any counterclaim or defense. Lender will initiate debit entries to the applicable Borrower’s account as authorized on the ACH Authorization (i) on each payment date of all periodic obligations payable to Lender under each Growth Capital Term Loan Advance and (ii) out-of-pocket legal fees and costs incurred by Agent or Lender in connection with Section 11.11 of this Agreement; provided that, with respect to clause (i) above, in the event that Lender or Agent informs Borrower Representative that Lender will not initiate a debit entry to such Borrower’s account for a certain amount of the periodic obligations due on a specific payment date, Borrowers shall pay to Lender such amount of periodic obligations in full in immediately available funds on such payment date; provided, further, that, with respect to clause (i) above, if Lender or Agent informs Borrower Representative that Lender will not initiate a debit entry as described above later than the date that is three (3) Business Days prior to such payment date, Borrowers shall pay to Lender such amount of periodic obligations in full in immediately available funds on the date that is three (3) Business Days after the date on which Lender or Agent notifies Borrower Representative thereof; provided, further, that, with respect to clause (ii) above, in the event that Lender or Agent informs Borrower Representative that Lender will not initiate a debit entry to a Borrower’s account for specified out-of-pocket legal fees and costs incurred by Agent or Lender, Borrowers shall pay to Lender such amount in full in immediately available funds within three (3) Business Days.

(x) Section 2.4 of the Loan Agreement is hereby amended and restated to read as follows:

2.4           Prepayment. At its option, upon at least seven (7) Business Days prior written notice to Agent, Borrowers may prepay all, but not less than all, of the outstanding Advances by paying the entire principal balance, all accrued and unpaid interest thereon, together with the applicable prepayment charge equal to the following percentage of the Advance amount being prepaid: (x) with respect to amounts advanced pursuant to Tranche I prepaid on or prior to the one year anniversary of the Closing Date, 3.0%, and (y) with respect to amounts advanced pursuant to any Tranche other than Tranche I prepaid on or prior to the one year anniversary of the First Amendment Effective Date, 3.0%; and thereafter through the date that is forty-five (45) days prior to the applicable Term Loan Maturity Date, 1.0% (each, a “Prepayment Charge”), provided that if the Secured Obligations are prepaid from the proceeds of the issuance of Indebtedness, Borrowers shall afford Agent the opportunity to provide a term sheet to refinance the Secured Obligations (but no Borrower shall be required to enter into a refinancing transaction with Agent or any Lender even if on substantially similar terms as the proposed issuance). Borrowers agree that the Prepayment Charge is a reasonable calculation of Lender’s lost profits in view of the difficulties and impracticality of determining actual damages resulting from an early repayment of the Advances. Borrowers shall prepay the outstanding amount of all principal and accrued interest through the prepayment date and the Prepayment Charge upon the occurrence of a Change in Control.

(xi) Section 2.5 of the Loan Agreement is hereby amended and restated to read as follows:

2.5            End of Term Charge. Borrowers shall pay Lender (i) on the earliest to occur of (A) the Term Loan Maturity Date applicable to Tranche I, (B) the date that Borrowers prepay the outstanding Secured Obligations (other than any inchoate indemnity obligations and any other obligations which, by their terms, are to survive the termination of this Agreement) in full, or (C) the date that the Secured Obligations otherwise become due and payable, a charge of $562,500, and (ii) on the earliest to occur of (A) the Term Loan Maturity Date applicable to Tranche II and Tranche III, (B) the date that Borrowers prepay the outstanding Secured Obligations (other than any inchoate indemnity obligations and any other obligations which, by their terms, are to survive the termination of this Agreement) in full, or (C) the date that the Secured Obligations otherwise become due and payable, a charge equal to the sum of $295,000 and (iii) 2.35% of any principal amount paid or prepaid in respect of a Growth Capital Term Loan Advance made pursuant to Tranche IV. Notwithstanding the required payment date of such charge, it shall be deemed earned in full by Lender as of the First Amendment Effective Date, except that amounts payable based on Growth Capital Term Loan Advances made pursuant to Tranche IV shall be deemed earned on the applicable Advance Date with respect to such Advances.

(xii) Section 3.2 of the Loan Agreement is hereby amended by adding the following sentence at the end thereof: “Notwithstanding anything to the contrary set forth in this Agreement, (x) the terms of any Inventory Financing Intercreditor Agreement and Wholesale Inventory Financing Intercreditor Agreement shall control the required priority of Agent’s security interest in the Collateral, to the extent applicable, and any reference to Agent having a “first lien” or “highest priority lien” in the Collateral shall, to the extent applicable, be subject to the priority set forth in such Inventory Financing Intercreditor Agreement or Wholesale Inventory Financing Intercreditor Agreement and (y) with respect to Collateral of Wholesale, prior to the execution and delivery of the Wholesale Inventory Financing Intercreditor Agreement, any reference to Agent having a “first lien” or “highest priority lien” in the Collateral shall be amended to state that Agent has a “second lien” or “junior priority lien” in the Collateral.”

(xiii) Section 4.2(a) of the Loan Agreement is hereby amended and restated to read as follows:

(a)           Agent shall have received (i) an Advance Request for the relevant Advance as required by Section 2.1(b), duly executed by Borrower Representative’s Chief Executive Officer or Chief Financial Officer and (ii) with respect to the Advance pursuant to Tranche III, a warrant to purchase Class B Common Stock of Parent, in form and having a “Warrant Price” and “Applicable Number” that is the same as such warrant issued to Lender as of the First Amendment Effective Date.

(xiv) Section 7.1(i) of the Loan Agreement is hereby amended and restated to read as follows:

(i)           any material statement, or notice of increased commitment, change in terms, non-renewal or default or any demand for payment pursuant to a Qualified Inventory Financing or Wholesale Inventory Financing; and

(xv) Section 7.2 of the Loan Agreement is hereby amended by adding the following sentence at the end thereof: “This Section 7.2 shall not apply to Wholesale.”.

(xvi) Section 7.4 of the Loan Agreement is hereby amended to amend and restate clause (d) as follows: “(d) as permitted pursuant to any Inventory Financing Intercreditor Agreement or any subordination agreement related to Subordinated Indebtedness, or prepayments of amounts owing under the Wholesale Inventory Financing in the ordinary course of business,”

(xvii) Section 7.6 of the Loan Agreement is hereby amended to replace the reference to “$250,000” therein to “$1,000,000”.

(xviii) Section 7.11 of the Loan Agreement is hereby amended to amend and restate the final sentence at the end of such Section: “With respect to any leased location or location where Collateral (other than vehicles not constituting Inventory) is held by a bailee, Borrowers shall deliver a landlord waiver or bailee agreement in favor of Agent, in form and substance reasonably satisfactory to Agent, provided that for locations existing as of the Closing Date and for which a landlord waiver or bailee agreement would be required, Borrowers may deliver the same within thirty (30) days of the Closing Date (subject to extension from time to time in Agent’s reasonable discretion if Borrowers have demonstrated their use of commercially reasonable efforts to obtain such landlord waivers and agreements), and for locations existing as of the First Amendment Effective Date and for which a landlord waiver or bailee agreement would be required, Borrowers may deliver the same within thirty (30) days of the First Amendment Effective Date (subject to extension from time to time in Agent’s reasonable discretion if Borrowers have demonstrated their use of commercially reasonable efforts to obtain such landlord waivers and agreements), and provided further that no landlord waiver or bailee agreement shall be required to the extent that Collateral (other than vehicles not constituting Inventory) at all leased or bailee locations not subject to such a landlord waiver or bailee agreement does not exceed $750,000 at any time.”

(xix) Section 7.12 of the Loan Agreement is hereby amended by amending and restating the last sentence thereof to read as follows: “Any Subsidiary, including RMBL Missouri but excluding Wholesale, that receives proceeds from the sale of Inventory, shall, after settlement of any amounts due in respect of a Qualified Inventory Financing, with respect to the Inventory sold, immediately transfer the excess proceeds, if any, to a Deposit Account that is subject to an Account Control Agreement in favor of Agent pursuant to which Agent is the first lien or controlling secured party, as applicable.”

(xx) Section 7.21 of the Loan Agreement is hereby amended and restated to read as follows:

7.21           Financial Covenants.

(a)           For each fiscal quarter prior to the draw of Tranche III, Borrowers shall either (i) achieve Adjusted EBITDA and Gross Profit for such fiscal quarter, in an amount not less than the amounts set forth in the schedule below for the relevant period (the “Performance Covenant”) or (ii) maintain Qualified Cash of at least $10,000,000 at all times (the “Liquidity Covenant”), provided that if at any time the Performance Covenant is not met for the immediately preceding fiscal quarter, after the Compliance Certificate is delivered for such fiscal quarter, Borrowers shall not be in default under this Section 7.21(a) if Borrowers maintain compliance with the Liquidity Covenant at all times thereafter until such time as the Performance Covenant is met (at which time quarterly testing shall resume).

Fiscal Quarter Ended	Minimum Gross Profit	Minimum EBITDA
December 31, 2018	$9,600,000	Not applicable
March 31, 2019	$16,300,000	$1
June 30, 2019	$20,500,000	$1,000,000
September 30, 2019	$25,000,000	$1,500,000
December 31, 2019	$28,300,000	$2,000,000
March 31, 2020	$31,800,000	$2,000,000
June 30, 2020	$33,700,000	$2,000,000
September 30, 2020	$36,200,000	$2,000,000
December 31, 2020	$39,900,000	$2,000,000

(b)           Beginning with the draw of Tranche III, Borrowers shall be subject to the following financial covenants:

(i)           Parent shall achieve Revenue for each quarterly period in an amount of at least 75% of the amount set forth in the Budget for such period, tested quarterly.

(ii)           If during any fiscal quarter, the average of Qualified Cash during the fiscal quarter is less than $15,000,000, then Parent shall achieve quarterly Adjusted EBITDA of not less than $2,000,000 for such quarter, tested quarterly.

(xxi) A new Section 7.25 is hereby added to the Loan Agreement to read as follows:

7.25           Additional Limitations on Wholesale. For as long as a Wholesale Inventory Financing is in effect, (a) (i) on and after the First Amendment Effective Date and until the earlier to occur of (A) November 6, 2018 and (B) the effective date of the Wholesale Inventory Financing Intercreditor Agreement, any Borrower shall be permitted to make Investments in Wholesale, (ii) if the Wholesale Inventory Financing Intercreditor Agreement is in effect on or before November 6, 2018, after the effective date of the Wholesale Inventory Financing Intercreditor Agreement, no Borrower shall be permitted to make any Investment in Wholesale unless the amount of Qualified Cash immediately prior to and after giving pro forma effect to such Investment is at least $10,000,000 and (iii) if the Wholesale Inventory Financing Intercreditor Agreement is not in effect on or before November 6, 2018, (A) after November 6, 2018 and until the effective date of the Wholesale Inventory Financing Intercreditor Agreement, no Borrower shall be permitted to make any Investment in Wholesale unless the amount of Qualified Cash immediately prior to and after giving pro forma effect to such Investment is at least $13,000,000 and (B) after the effective date of the Wholesale Inventory Financing Intercreditor Agreement, no Borrower shall be permitted to make any Investment in Wholesale unless the amount of Qualified Cash immediately prior to and after giving pro forma effect to such Investment is at least $10,000,000; (b) no Borrower shall transfer material assets to Wholesale; (c) no Borrower shall merge with or into Wholesale; and (d) Wholesale shall not (i) conduct any material business other than the business conducted as of the First Amendment Effective Date and any business incidental thereto or otherwise applicable to the other Borrowers hereunder; (ii) own any material assets other than Inventory consisting of pre-owned cars and other assets reasonably necessary in connection with the business permitted to be conducted by Wholesale or otherwise applicable to other Borrowers hereunder; or (iii) own any Subsidiary or enter into any Permitted Acquisition.

(xxii) Section 9.6 of the Loan Agreement is hereby amended and restated to read as follows:

9.6           Attachments; Judgments. Any material portion of any Borrower’s assets is attached or seized, or a levy is filed against any such assets, or a judgment or judgments is/are entered for the payment of money (not covered by independent third party insurance as to which liability has been accepted (subject to customary reservation of rights) by such insurance carrier), individually or in the aggregate, of at least $750,000, or any Borrower is enjoined or in any way prevented by court order from conducting any material part of its business;

(xxiii) Section 9.7 of the Loan Agreement is hereby amended and restated to read as follows:

9.7           Other Obligations. The occurrence of any default and the passing of any applicable grace period under any agreement or obligation of any Borrower (including pursuant to any Inventory Financing Agreement or Wholesale Inventory Financing Documents) involving any Indebtedness in excess of $750,000, which could entitle or permit any Person to accelerate such Indebtedness, or any other material agreement or obligation, if a Material Adverse Effect could reasonably be expected to result from such default; or

(xxiv) Exhibit C to the Loan Agreement is hereby supplemented with respect to New Borrowers as set forth in Exhibit C attached hereto.

(xxv) Exhibit D to the Loan Agreement is hereby supplemented with respect to New Borrowers as set forth in Exhibit D attached hereto.

(xxvi) Exhibit E to the Loan Agreement is hereby supplemented with respect to New Borrowers as set forth in Exhibit E attached hereto.

(xxvii) Exhibit F to the Loan Agreement is hereby amended and restated as set forth in Exhibit F attached hereto.

(xxviii) Schedule 1.1 to the Loan Agreement is hereby amended and restated as set forth in Schedule 1.1 attached hereto.

(xxix) Schedule 5.14 to the Loan Agreement is hereby supplemented with respect to New Borrowers as set forth in Schedule 5.14 attached hereto.

(b) Wholesale Transaction as “Permitted Acquisition”. Notwithstanding the conditions set forth in the defined term “Permitted Acquisition”, the Wholesale Transaction shall be deemed to be a Permitted Acquisition and Permitted Investment, in each case for all purposes of the Loan Agreement.

(c) References Within Loan Agreement. Each reference in the Loan Agreement to “this Agreement” and the words “hereof,” “herein,” “hereunder,” or words of like import, shall mean and be a reference to the Loan Agreement as amended by this Amendment. This Amendment shall be a Loan Document.

SECTION 3 Conditions of Effectiveness. The effectiveness of this Amendment shall be subject to Agent’s receipt of the documents and satisfaction of the conditions as set forth in Appendix I hereto.

SECTION 4 Post-Closing Deliveries. Borrowers agree to satisfy the conditions and deliver the documents set forth in Appendix I hereto within the period set forth therein, provided that a failure to comply with this Section 4 shall constitute an immediate Event of Default without cure period.

SECTION 5 Representations and Warranties. To induce Agent and Lender to enter into this Amendment, each Borrower hereby confirms, as of the date hereof, (a) that the representations and warranties made by it in Section 5 of the Loan Agreement and in the other Loan Documents are true and correct in all material respects; provided, however, that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof; and (b) that there has not been and there does not exist a Material Adverse Effect.

SECTION 6 Miscellaneous.

(a) Loan Documents Otherwise Not Affected; Reaffirmation. Except as expressly amended pursuant hereto or referenced herein, the Loan Agreement and the other Loan Documents shall remain unchanged and in full force and effect and are hereby ratified and confirmed in all respects. Lender’s and Agent’s execution and delivery of, or acceptance of, this Amendment shall not be deemed to create a course of dealing or otherwise create any express or implied duty by any of them to provide any other or further amendments, consents or waivers in the future. Each Borrower hereby reaffirms the security interest granted pursuant to the Loan Documents and hereby reaffirms that such grant of security in the Collateral secures all Secured Obligations under the Loan Agreement and the other Loan Documents.

(b) Conditions. For purposes of determining compliance with the conditions specified in Section 4, each Lender that has signed this Amendment shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless Agent shall have received notice from such Lender prior to the date hereof specifying its objection thereto.

(c) Release. In consideration of the agreements of Agent and Lender contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each Borrower, on behalf of itself and its successors, assigns, and other legal representatives, hereby fully, absolutely, unconditionally and irrevocably releases, remises and forever discharges Agent and Lender, and its successors and assigns, and its present and former shareholders, affiliates, subsidiaries, divisions, predecessors, directors, officers, attorneys, employees, agents and other representatives (Agent, Lender and all such other persons being hereinafter referred to collectively as the “Releasees” and individually as a “Releasee”), of and from all demands, actions, causes of action, suits, covenants, contracts, controversies, agreements, promises, sums of money, accounts, bills, reckonings, damages and any and all other claims, counterclaims, defenses, rights of set-off, demands and liabilities whatsoever of every name and nature, known or unknown, suspected or unsuspected, both at law and in equity, which any Borrower, or any of its successors, assigns, or other legal representatives may now or hereafter own, hold, have or claim to have against the Releasees or any of them for, upon, or by reason of any circumstance, action, cause or thing whatsoever which arises at any time on or prior to the day and date of this Amendment, including, without limitation, for or on account of, or in relation to, or in any way in connection with the Loan Agreement, or any of the other Loan Documents or transactions thereunder or related thereto. Each Borrower waives the provisions of California Civil Code section 1542, which states:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER, MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR.

Each Borrower understands, acknowledges and agrees that the release set forth above may be pleaded as a full and complete defense and may be used as a basis for an injunction against any action, suit or other proceeding which may be instituted, prosecuted or attempted in breach of the provisions of such release. Each Borrower agrees that no fact, event, circumstance, evidence or transaction which could now be asserted or which may hereafter be discovered shall affect in any manner the final, absolute and unconditional nature of the release set forth above. The provisions of this section shall survive payment in full of the Secured Obligations, full performance of all the terms of this Amendment and the other Loan Documents.

(d) No Reliance. Each Borrower hereby acknowledges and confirms to Agent and Lender that such Borrower is executing this Amendment on the basis of its own investigation and for its own reasons without reliance upon any agreement, representation, understanding or communication by or on behalf of any other Person.

(e) Costs and Expenses. Each Borrower agrees to pay to Agent the date hereof the reasonable out-of-pocket costs and expenses of Agent and Lender party hereto, and the fees and disbursements of counsel to Agent and Lender party hereto in connection with the negotiation, preparation, execution and delivery of this Amendment and any other documents to be delivered in connection herewith on the date hereof, and including any recording tax due in connection with the filing of any UCC Financing Statement.

(f) Binding Effect. This Amendment binds and is for the benefit of the successors and permitted assigns of each party.

(g) Governing Law. This Amendment and the other Loan Documents shall be governed by, and construed and enforced in accordance with, the laws of the State of California, excluding conflict of laws principles that would cause the application of laws of any other jurisdiction.

(h) Complete Agreement; Amendments. This Amendment and the Loan Documents represent the entire agreement about this subject matter and supersede prior negotiations or agreements with respect to such subject matter. All prior agreements, understandings, representations, warranties, and negotiations between the parties about the subject matter of this Amendment and the Loan Documents merge into this Amendment and the Loan Documents.

(i) Severability of Provisions. Each provision of this Amendment is severable from every other provision in determining the enforceability of any provision.

(j) Counterparts. This Amendment may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, is an original, and all taken together, constitute one Amendment. Delivery of an executed counterpart of a signature page of this Amendment by facsimile, portable document format (.pdf) or other electronic transmission will be as effective as delivery of a manually executed counterpart hereof.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

[SIGNATURE PAGE TO FIRST AMENDMENT TO LOAN AND SECURITY AGREEMENT]

IN WITNESS WHEREOF, the parties hereto have duly executed this Amendment, as of the date first above written.

EXISTING BORROWERS:

RUMBLEON, INC.

Signature: /s/ Marshall Chesrown

Print Name: Marshall Chesrown

Title: Chief Executive Officer

NEXTGEN PRO, LLC

Signature:  /s/ Marshall Chesrown

Print Name: Marshall Chesrown

Title: President

RMBL MISSOURI, LLC

Signature:  /s/ Marshall Chesrown

Print Name: Marshall Chesrown

Title: Manager

RMBL TEXAS, LLC

Signature:  /s/ Marshall Chesrown

Print Name: Marshall Chesrown

Title: Manager

[SIGNATURE PAGE TO FIRST AMENDMENT TO LOAN AND SECURITY AGREEMENT]

IN WITNESS WHEREOF, the parties hereto have duly executed this Amendment, as of the date first above written.

NEW BORROWERS:

RMBL TENNESSEE, LLC

Signature: /s/ Marshall Chesrown

Print Name: Marshall Chesrown

Title: Manager

RMBL EXPRESS, LLC

Signature:  /s/ Marshall Chesrown

Print Name: Marshall Chesrown

Title: Chief Executive Officer

WHOLESALE, LLC

Signature: /s/ Thomas Aucamp

Print Name: Thomas Aucamp

Title: Chief Administrative Officer and Corporate Secretary

WHOLESALE EXPRESS, LLC

Signature:  /s/ Thomas Aucamp

Print Name: Thomas Aucamp

Title: Chief Administrative Officer and Corporate Secretary

[SIGNATURE PAGE TO FIRST AMENDMENT TO LOAN AND SECURITY AGREEMENT]

IN WITNESS WHEREOF, the parties hereto have duly executed this Amendment, as of the date first above written.

AGENT:

HERCULES CAPITAL, INC.

Signature: /s/ Zhuo Huang

Print Name:  Zhuo Huang

Title: Associate General Counsel

LENDER:

HERCULES CAPITAL, INC.

Signature: /s/ Zhuo Huang

Print Name: Zhuo Huang

Title: Associate General Counsel

APPENDIX I

CLOSING CONDITIONS

1.
Agent shall have received satisfactory evidence of Parent’s receipt of $15,000,000 in net cash proceeds (not including any proceeds from the conversion or cancellation of Indebtedness) from the issuance of its Equity Interests immediately prior to the consummation of the Wholesale Transaction.

2.
All conditions to the consummation of the Wholesale Transaction in accordance with the Wholesale Transaction Documents shall have been satisfied.

3.
Agent shall have received the following, each of which shall be in form and substance satisfactory to Agent:

(a)
a Perfection Certificate, which shall be true and complete, after giving pro forma effect to the Wholesale Transaction;

(b)
this Amendment, duly executed by Borrowers, Agent and Lender;

(c)
a warrant to purchase common stock of Parent;

(d)
an Advance Request with respect to the Growth Capital Advance to be made on the First Amendment Effective Date;

(e)
a Joinder Agreement, duly executed by each New Borrower;

(f)
a copy of the Inventory Financing Agreement, as in effect with NextGear Capital as of the First Amendment Effective Date, and all schedules, exhibits, annexes, appendices and amendments thereto, all side letters and material ancillary agreements entered into in connection therewith (other than the Wholesale Inventory Financing Intercreditor Agreement), and a copy of any consent, waiver or modification pursuant to or guaranty or collateral security document entered into by another Borrower in connection with such Inventory Financing Agreement and the Wholesale Transaction;

(g)
a duly executed certificate of an officer, manager or member of each Borrower certifying and attaching copies of (A) the Charter, certified as of a recent date by the jurisdiction of organization of such Borrower; (B) the bylaws, operating agreement or similar governing document of such Borrower; (C) resolutions of such Borrower’s Board, members or managers, evidencing approval of (1) this Amendment or the Joinder Agreement, as applicable, and with respect to Parent and (2) the warrant issued in connection with this Amendment and issuance of Equity Interests in accordance with its terms; (D) resolutions of the holders of such Borrower’s Equity Interests in connection with the transactions contemplated by this Agreement, to the extent required pursuant to the terms of the Charter or other governing document, in each case, as in effect as of the First Amendment Effective Date; and (E) a schedule setting forth the name, title and specimen signature of officers or other authorized signers on behalf of such Borrower to the extent not already delivered to Agent;

(h)
true and complete copies of fully executed Wholesale Transaction Documents; and

(i)
an updated Budget giving pro forma effect to the Wholesale Transaction, acceptable to Agent.

4.
Agent shall have received satisfactory evidence that all Indebtedness to be repaid pursuant to the terms of the Wholesale Transaction Documents shall have been paid in full, and all Liens granted in connection therewith shall have been terminated, and arrangements with respect to any filings evidencing such terminations satisfactory to Agent shall have been made.

Agent shall have received a commitment fee of $125,000, which may be deducted from the Advance made on the First Amendment Effective Date.

APPENDIX II
POST-CLOSING DELIVERIES

1.
Within 30 days of the First Amendment Effective Date, Agent shall have received landlord waivers and bailee agreements as required pursuant to Section 7.11 of the Loan Agreement with respect to any locations maintained by a New Borrower.

2.
Within 30 days of the First Amendment Effective Date, Agent shall have received Account Control Agreements with respect to all Deposit Accounts and any accounts where Investment Property is maintained, as required by Section 7.12 of the Loan Agreement, with respect to Deposit accounts or accounts where Investment Property is maintained as may be maintained by any New Borrower.

3.
Within 30 days of the First Amendment Effective Date, Agent shall have received certificate of insurance and endorsements with respect to each New Borrower as required by Section 6.2 of the Loan Agreement, with respect to insurance required to be maintained by any New Borrower.

4.
Within 30 days of the First Amendment Effective Date, Agent shall have received the duly executed Wholesale Inventory Financing Intercreditor Agreement, duly executed by the parties thereto; provided that Agent shall use best efforts to consent to and execute and deliver such Wholesale Inventory Financing Intercreditor Agreement (such consent, execution and delivery not be unreasonably withheld, conditioned or delayed) and Agent shall negotiate in good faith with NextGear Capital, Inc.

EXHIBIT C

NAME, LOCATIONS, AND OTHER INFORMATION FOR NEW BORROWERS

1.
Borrower Representative hereby represents and warrants to Agent, on behalf of each New Borrower, that each of New Borrower’s current names and organizational status is as follows:

Name: Type of organization: State of organization: Organization file number: Fiscal year end: Federal taxpayer identification number: Former Name(s):	RMBL Express, LLC limited liability company Delaware File #7091687 December 31 82-2190594 N/A

Name: Type of organization: State of organization: Organization file number: Fiscal year end: Federal taxpayer identification number: Former Name(s):	RMBLTennessee, LLC limited liability company Delaware File #7076747 December 31 83-2073629 N/A

Name: Type of organization: State of organization: Organization file number: Fiscal year end: Federal taxpayer identification number: Former Name(s):	Wholesale Express, LLC limited liability company Tennessee File#000824155 December 31 81-0798547 N/A

Name: Type of organization: State of organization: Organization file number: Fiscal year end: Federal taxpayer identification number: Former Name(s):	Wholesale, LLC limited liability company Tennessee File#000445847 December 31 76-0729552 Wholesale, Inc.

2.
Borrower Representative hereby represents and warrants to Agent, on behalf of New Borrowers, that each New Borrower’s chief executive office is located at the following location:

1350 Lakeshore Drive, Suite 160
Coppell, TX 75019

3.
Borrower Representative hereby represents and warrants to Agent, on behalf of New Borrowers, that New Borrowers also utilize the following locations:

4521 Sharon Road
Suite 370
Charlotte, North Carolina 28211

Wholesale Express, LLC:
Woodfield Office Park
29548 Southfield Road, Suite 200
Southfield, Michigan 48076

7901-7905 Eastgate Boulevard
Mount Juliet, Tennessee 37122

1930 South Alma School Road, Suite A-206
Mesa, Arizona 85210

Wholesale, LLC:

7 Industrial Parkway, Unit No. 24

Livingston, New Jersey 07039

Richmond Professional Suites
711 S 11th St, Suite 101
Richmond, Texas 77469

1809 Gallatin Pike

Nashville, Tennessee

8037 Eastgate Boulevard
Mount Juliet, Tennessee 37122

Bailee locations: None.

EXHIBIT D

NEW BORROWERS’ PATENTS, TRADEMARKS, COPYRIGHTS AND LICENSES

PATENTS

None.

TRADEMARKS

None.

COPYRIGHTS

None.

LICENSES

Company	Type of License	Description of License Agreement
Wholesale, LLC	In-bound license	Master Data License Agreement by and between Manheim Remarketing, Inc. and Wholesale, Inc., dated April 11, 2017

EXHIBIT E

DEPOSIT ACCOUNTS AND INVESTMENT ACCOUNTS

[On file with Agent]

EXHIBIT F

COMPLIANCE CERTIFICATE

Hercules Capital, Inc.
400 Hamilton Avenue, Suite 310
Palo Alto, CA 94301

Reference is made to that certain Loan and Security Agreement dated as of April 30, 2018 (as amended, restated, supplemented or otherwise modified from time to time, the “Loan Agreement”), by and among RUMBLEON, INC., a Nevada corporation, NEXTGEN PRO, LLC, a Delaware limited liability company, RMBL MISSOURI, LLC, a Delaware liability company, RMBL TEXAS, LLC, a Delaware limited liability company, RMBL TENNESSEE, LLC, a Delaware limited liability company, RMBL EXPRESS, LLC, a Delaware limited liability company, WHOLESALE, LLC, a Tennessee limited liability company, WHOLESALE EXPRESS, LLC, a Tennessee limited liability company, and each of their Qualified Subsidiaries from time to time party to the Loan Agreement (individually, each, a “Borrower”, and collectively, “Borrowers”), the several banks and other financial institutions or entities from time to time parties to this Agreement (collectively, “Lender”) and HERCULES CAPITAL, INC., a Maryland corporation, in its capacity as administrative agent and administrative agent for Lender (in such capacity “Agent”). All capitalized terms not defined herein shall have the same meaning as defined in the Loan Agreement.

The undersigned is an Officer of the Borrower Representative, knowledgeable of all Borrowers’ financial matters, and is authorized to provide certification of information regarding Borrowers; hereby certifies, in such capacity, that in accordance with the terms and conditions of the Loan Agreement, each Borrower is in compliance in all material respects for the period ending ___________ with all covenants, conditions and terms and hereby reaffirms that as of the date of the fiscal quarter ended _________________ all representations and warranties contained therein (except Sections 5.3 and 5.4) are true and correct on and as of the date of this Compliance Certificate with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date, after giving effect in all cases to any standard(s) of materiality contained in the Loan Agreement as to such representations and warranties. Attached are the required documents and calculations supporting the above certification. The undersigned further certifies that the financial statements and calculations are prepared in accordance with GAAP (to the extent required pursuant to the terms of the Loan Agreement) and are consistent from one period to the next except as explained below.

REPORTING REQUIREMENT	REQUIRED	CHECK IF ATTACHED
Monthly Financial Statements (Section 7.1(a))	Monthly, within 30 days	☐
Quarterly Financial Statements (or link to 10-Q filing) (Section 7.1(b))	Quarterly, within 45 days or such later date as permitted by the SEC or under the applicable securities laws (which may be delivered by link through investor relations page)	☐
Annual Financial Statements (or link to 10-K) (Section 7.1(c))	Annually, within 90 days or such later date as is permitted by the SEC or under the applicable securities laws (which may be delivered by link through investor relations page)	☐

Compliance Certificate (Section 7.1(d))	Together with Monthly or Quarterly Statements	☐
A/R Agings Report (if A/R > $1,000,000) (Section 7.1(e))	Monthly, within 30 days	☐
A/P Agings Report (if A/P > $600,000) (Section 7.1(e))	Monthly, within 30 days	☐
Budget and Projections (Section 7.1(g))	Annually, within 60 days of fiscal year end, and promptly upon any Board approved update	☐
Daily Inventory Report (including detail of financed / not financed Inventory) for Qualified Inventory Financing (Section 7.1(h))	Every Business Day	☐
Material Statement, Report or Notice of any increased commitment, change in terms, non-renewal or default or any demand for payment received pursuant to Qualified Inventory Financing or Wholesale Inventory Financing (Section 7.1(i))

	When received	☐
FINANCIAL COVENANTS	REQUIRED	ACTUAL
Minimum Cash / Minimum Gross Profit and EBITDA (prior to Tranche III Advance)
Maintain levels of Gross Profit and EBITDA set forth in Section 7.21(a), tested quarterly: [is met/not met/not required to be met];
OR
Maintain Minimum Cash of at least $10,000,000: [is met/not met/not required to be met]

☐ not applicable As of most recent fiscal quarter ended: Required Gross Profit $ Actual Gross Profit $ Required EBITDA $ Actual EBITDA $ Unrestricted First Lien Cash: $

Minimum Quarterly Revenue (after Tranche III Advance)	75% of Budget	☐ not applicable Budget Quarterly Revenue $ Actual Quarterly Revenue $ % of Budget
Minimum Quarterly Adjusted EBITDA, if average cash balance is less than $15,000,000 (after Tranche III Advance)	$2,000,000	☐ not applicable $
OTHER COVENANTS	REQUIRED	ACTUAL
Equipment Financing	Not to exceed $1,000,000 outstanding at any time	$
Letters of Credit (cash secured) except for security for leases	Not to exceed $500,000 outstanding at any time	$
Acquired Indebtedness	Not to exceed $250,000 outstanding at any time	$
Other Indebtedness	Not to exceed $2,000,000 (less on Equipment Financing, Letters of Credit and Acquired Indebtedness outstanding) outstanding at any time	$
Qualified Inventory Financing	Not to exceed 85% of aggregate Inventory value less Inventory Financing Lenders’ aggregate cash collateral	(1) Aggregate Inventory value: $ (2) Aggregate Inventory financing Lender cash collateral $ Maximum Inventory financing permitted (line 1 less line 2) $ Actual Inventory financing amount outstanding $
Wholesale Inventory Financing	Not to exceed $75,000,000 outstanding at any time	$

Repurchases of stock from employees, directors or consultants	Not to exceed $100,000 in any fiscal year (excluding repurchases in connection with the Wholesale Transaction Documents, which repurchases shall not count toward this cap)	$
Joint Ventures	Cash contributions not to exceed $750,00 in any fiscal year	$
Additional Investments	Not to exceed $1,500,000 (less Repurchases and Joint Ventures made during the term) during the term	$
Investments in Foreign Subsidiaries	As approved by Agent	$
Cash Collateral and Security Deposits	Not to exceed $500,000 at any time	$
Landlord Waivers and Bailee Agreements	For locations where Collateral (other than non-Inventory vehicles) in excess of $750,000 is maintained	☐ all applicable locations covered ☐ landlord waiver or bailee agreement required for the following new location:

The undersigned hereby also confirms the below accounts represent all depository accounts and securities accounts presently open in the name of each Borrower or Subsidiary, as applicable.

		Depository AC #	Financial Institution	Account Type (Depository / Securities)	Last Month Ending Account Balance	Purpose of Account
BORROWER Name/Address:
1
2
3
4
5
6
7

BORROWER SUBSIDIARY COMPANY Name/Address
1
2
3
4
5
6
7

SCHEDULE 1.1

COMMITMENTS

LENDER	TRANCHE I COMMITMENT	TRANCHE II COMMITMENT	TRANCHE III COMMITMENT	TRANCHE IV COMMITMENT
Hercules Capital, Inc.	$5,000,000	$5,000,000	$5,000,000	$5,000,000, in Agent’s sole discretion, upon approval by Agent’s investment committee
TOTAL COMMITMENTS	$5,000,000	$5,000,000	$5,000,000	$5,000,000, in Agent’s sole discretion, upon approval by Agent’s investment committee

SCHEDULE 5.14

SUBSIDIARIES

RMBL Express, LLC, a Delaware limited liability company

RMBL Tennessee, LLC, a Delaware limited liability company

Wholesale, LLC, a Tennessee limited liability company

Wholesale Express, LLC, a Tennessee limited liability company